Exhibit 10.3

EXECUTION VERSION

CONSENT
of
Holders of Class B shares

This CONSENT (this “Consent”), dated as of May 12, 2019, is entered into among the holders of Class B ordinary shares, par value $0.0001 per share (“Class B Shares”), of One Madison Corporation, a Cayman Islands exempted company (the “Company”), listed on the signature pages hereto (the “Consenting Parties”). Any capitalized term used in this Consent and not otherwise defined shall have the meaning ascribed thereto in the Charter (as defined below).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, on December 12, 2018, the Company entered into a definitive agreement pursuant to which the Company will acquire from Rack Holdings L.P., a Delaware limited partnership, all of the issued and outstanding shares of capital stock of Rack Holdings Inc., a Delaware corporation (“Ranpak”), on the terms and subject to the conditions set forth therein (the “Ranpak Business Combination”);

WHEREAS, the Ranpak Business Combination will constitute a Business Combination;

WHEREAS, Section 4.2 of the Amended and Restated Memorandum and Articles of Association of the Company (the “Charter”) provides that on the first business day following the consummation of the Company’s initial Business Combination, the issued Class B Shares will automatically be converted into such number of Class A Shares (or Class C Shares, following a Class C Election as described in the Charter) as is equal to 25% of the sum of: (a) the total number of Class A Shares issued in the IPO (including pursuant to the Over-Allotment Option), plus (b) the sum of (i) the total number of Class A Shares and Class C Shares issued or deemed issued, or issuable upon the conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination (including Forward Purchase Shares, but not Forward Purchase Warrants), excluding any Class A Shares and/or Class C Shares or equity-linked securities exercisable for or convertible into Class A Shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of loans to the Company that may be made by Omar M. Asali or his affiliate, at his option, minus (ii) the total number of Public Shares repurchased pursuant to the IPO Redemption (the “Anti-Dilution Rights”);

WHEREAS, Article 11 of the Charter permits any rights attached to a class of share capital of the Company to be varied with the written consent of holders of at least two-thirds of the outstanding shares of such class;

WHEREAS, the Consenting Parties together hold at least two-thirds of the outstanding Class B Shares;

WHEREAS, in connection with the completion of the Ranpak Business Combination, the Company is entering into subscription agreements with certain purchasers pursuant to which, simultaneously with the closing of the Ranpak Business Combination, the Company will issue to such purchasers on a private placement basis a number of Class A Shares and/or Class C Shares in order to obtain additional equity financing for the closing of the Ranpak Business Combination (the “Subscription Shares”); and

WHEREAS, the Consenting Parties desire to waive the Anti-Dilution Rights with respect to the Subscription Shares such that the Subscription Shares are excluded from the determination of the number of Class A Shares (and/or Class C Shares following a Class C Election as described in the Charter) into which the Class B Shares convert pursuant to Section 4.2 of the Charter on the first business day following consummation of the Ranpak Business Combination.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the Consenting Parties hereby agree as follows:

1. Effective upon the execution and delivery of this Consent, the Consenting Parties, on behalf of themselves and each other holder of Class B Shares, hereby irrevocably waive the Anti-Dilution Rights with respect to the Subscription Shares such that the Subscription Shares are excluded from the determination of the number of Class A Shares (and/or Class C Shares following a Class C Election as described in the Charter) into which the Class B shares convert pursuant to Section 4.2 of the Charter on the first business day following consummation of the Ranpak Business Combination.

2. Except as expressly provided in this Consent, all rights and privileges of the Class B Shares shall remain in full force and effect in accordance with the terms of the Charter and applicable law.

3. This Consent shall be governed by the laws of the Cayman Islands without regard to any conflict or choice of law provisions.

4. This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Consent.

*   *   *   *   *

IN WITNESS WHEREOF, each of the undersigned has caused this Consent to be executed on its behalf by a duly authorized officer as of the day and year first above written.

ONE MADISON GROUP LLC

By:	/s/ Omar M. Asali
Name: Omar M. Asali
Title: Chief Executive Officer

[Signature Page to Consent of Holders of Class B Shares]

JS CAPITAL, LLC

By:	JS Capital Management LLC, as sole managing member of JS Capital, LLC

	By:	/s/ Richard Holahan
	Name:	Richard Holahan
	Title:	Vice President

[Signature Page to Consent of Holders of Class B Shares]

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